SCUDDER TRUST COMPANY

                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                     COMPASS AND TRAK 2000 SERVICE AGREEMENT

                             AARP Investment Program


Annual service charge for each participant's account in a retirement and employee benefit plan:

                                       Each Account or
                                         Sub Account
                                         -----------
Money Market Funds                         $ 28.00
Non-Money Market Funds                       23.50
Closed Account                                5.00
Information Access:
   o   VRU Access Charge per Call             0.20
   o   Internet                         To be determined

1/12th of the annual service charge shall be charged and payable each month. It will be charged for any account or subaccount which at any time during the month had a share or unit account balance in the fund.

Out of pocket expenses shall be paid by the Fund directly to the Vendor. Such expenses include but are not limited to the following:

     Supplies:
     Stationery and envelopes in connection with participant statements and administrative
     Reports
     Telephone (portion allocable to servicing accounts)
     Postage, overnight service or similar services
     Microfilm and Microfiche
     Checks


On behalf of the Funds listed on
Attachment A:                           Scudder Trust Company


By:_________________________            By:_____________________
                                           Dennis M. Cronin, Jr.
    President                              Senior Vice President and Treasurer

Date:                                   Date:

                                  ATTACHMENT A

                     COMPASS and TRAK 2000 SERVICE AGREEMENT


MONEY MARKET FUND SERVICE ACCOUNT
Money Market Accounts

          AARP High Quality Money Fund

NON-MONEY MARKET FUND SERVICE ACCOUNT
Monthly Income Funds

          AARP Diversified Income Portfolio
          AARP GNMA and U.S. Treasury Fund
          AARP High Quality Bond Fund
          AARP Bond Fund for Income

Quarterly Distribution Funds

          AARP Balanced Stock and Bond Fund
          AARP Growth and Income Fund

Annual Distribution Funds

AARP Blue Chip Index Fund
AARP Diversified Growth Portfolio
AARP Global Growth Fund
AARP Capital Growth Fund
AARP International Stock Fund
AARP Small Company Stock Fund





dated as of February 1, 1997